                                SUPPORT AGREEMENT


          THIS AGREEMENT is made as of September 26th, 1996.

BETWEEN:

          TOTAL CONTROL PRODUCTS, INC., a corporation existing under the laws of the State of Illinois, (hereinafter referred to as the "Parent")

                                     - and -

          TAYLOR INDUSTRIAL SOFTWARE INC., a corporation existing under the laws of the Province of Alberta, (hereinafter referred to as the "Corporation")


          WHEREAS pursuant to articles of amendment of the Corporation filed pursuant to the BUSINESS CORPORATIONS ACT (Alberta), the Corporation created a new class of Exchangeable Non-Voting Shares of the Corporation (the "Exchangeable Shares"), and thereafter, the Corporation and Parent entered into an Exchange Agreement (the "Exchange Agreement") with each of the holders of Class B Common Shares of the Corporation (the "Class B Shares") pursuant to which such holders exchanged their Class B Shares for Exchangeable Shares and Parent agreed, among other things, to provide such holders with certain exchange privileges including the right to exchange each Exchangeable Share directly with Parent for one share in the common stock of Parent upon an insolvency event occurring with respect to the Parent or the Corporation (the "Parent Common Stock") (such articles of amendment and the Exchange Agreement are herein referred to as the "Reorganization");

          AND WHEREAS the above-mentioned articles of amendment set forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

          AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby the Parent will take certain actions and make certain payments and deliveries necessary to ensure that the Corporation will be able to make certain payments and to deliver or cause to be delivered shares of Parent Common Stock or notes of the Corporation in satisfaction of the obligations of the Corporation under the Exchangeable Share Provisions with respect to the payment and satisfaction of Purchase Prices and Special Purchase Prices, all in accordance with the Exchangeable Share Provisions;

          NOW THEREFORE in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

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                                      -2-

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1 DEFINED TERMS. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                    ARTICLE 2
                   COVENANTS OF THE PARENT AND THE CORPORATION

2.1 COVENANTS OF PARENT REGARDING EXCHANGEABLE SHARES. So long as any Exchangeable Shares are outstanding the Parent will take all such actions and do all such things as are necessary or desirable to enable and permit the Corporation, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Special Retraction Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit the Corporation to cause to be delivered shares of Parent Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares or Special Retraction Notes, as applicable, in accordance with the provisions of Article 4 or Article 5 of the Exchangeable Share Provisions, as the case may be and, without limiting the generality of the foregoing, (a) if required by any law, regulation or stock exchange rule, the Parent will cause the filing of a prospectus and any other steps necessary to qualify distribution of the shares of Parent Common Stock and (b) the Parent will provide its unconditional guarantee in support of the obligations of the Corporation pursuant to the Special Retraction Notes.

2.2 RESERVATION OF SHARES OF PARENT COMMON STOCK. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares of securities into which the Parent Common Stock may be reclassified or changed as contemplated by section 2.5 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required

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                                      -3-

to enable and permit the Corporation to meet its obligations hereunder, under the Exchange Agreement or under the Exchangeable Share Provisions.

2.3 NOTIFICATION OF CERTAIN EVENTS. In order to assist the Parent to comply with its obligations hereunder, the Corporation will give the Parent notice of each of the following events at the time set forth below:

     (a) immediately, upon receipt by the Corporation of a Retraction Request or a Special Retraction Request (as defined in the Exchangeable Share Provisions); and

     (b) as soon as practicable upon the issuance by the Corporation of any Exchangeable Shares or rights to acquire Exchangeable Shares.

2.4 DELIVERY OF SHARES OF PARENT COMMON STOCK. In furtherance of its obligations under section 2.1 hereof, upon notice of any event which requires the Corporation to cause to be delivered shares of Parent Common Stock to any holder of Exchangeable Shares, the Parent shall forthwith issue and deliver the requisite shares of Parent Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such shares of Parent Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

2.5       ECONOMIC EQUIVALENCE.

     (a) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 6.2 of the Exchangeable Share Provisions:

          (i) issue or distribute shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to the holders of all or substantially all of the then outstanding Parent Common Stock by way of stock dividend or other distribution, other than an issue of shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) to holders of shares of Parent Common Stock who exercise an option to receive dividends in Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock) in lieu of receiving cash dividends; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of Parent Common Stock entitling them to subscribe for or to purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock); or

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                                      -4-


          (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of Parent Common Stock
                    (A) shares or securities of the Parent of any class other than Parent Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of Parent Common Stock ), (B) rights, options or warrants other than those referred to in subsection 2.5(a)(ii) above,
                    (C) evidences of indebtedness of the Parent or (D) assets of the Parent other than cash dividends;

          unless (i) the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and (ii) (A) the Corporation shall issue or distribute such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares or (B) the Liquidation Amount, Liquidation Call Purchase Price, Purchase Price and Retraction Price in the Exchangeable Share Provisions and the purchase price of the Exchangeable Shares under Sections 4.3 and 4.9 of the Exchange Agreement are all equitably adjusted.

     (b) The Parent will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 6.2 of the Exchangeable Share Provisions:

          (i) subdivide, redivide or change the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock; or

          (ii) reduce, combine or consolidate or change the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock;

          unless (i) the Corporation is permitted under applicable law to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares and
          (ii) (A) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares or (B) the Liquidation Amount, Liquidation Call Purchase Price, Purchase Price and Retraction Price in the Exchangeable Share Provisions and the purchase price of the Exchangeable Shares under Sections 4.3 and 4.9 of the Exchange Agreement are all equitably adjusted;

     (c) Parent will not reclassify the shares of Parent Common Stock or effect an amalgamation, merger or reorganization unless, at least ten Business Days prior to such amalgamation, merger or reorganization, the Parent shall deliver written notice of such event to each of the holders of Exchangeable Shares who shall have the right to exchange their Exchangeable Shares for shares of Parent Common Stock immediately prior to such amalgamation, merger or reorganization.

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                                      -5-


     (d) The Parent will ensure that the record date for any event referred to in Section 2.5(a) or 2.5(b) above, or if no record date is applicable for such event the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by the Parent (with simultaneous notice thereof to be given by the Parent to the Corporation).

     (e) The Board of Directors of the Corporation shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the board may require), economic equivalence for the purposes of any event referred to in subsection 2.5(a) or 2.5(b) above and each such determination shall be conclusive and binding on the Parent. In making each such determination, the following factors shall, without excluding other factors determined by the board to be relevant, be considered by the Board of Directors of the Corporation:

          (i) in the case of any stock dividend or other distribution payable in shares of Parent Common Stock, the number of such shares issued in proportion to the number of shares of Parent Common Stock previously outstanding;

          (ii) in the case of the issuance of distribution of any rights, options or warrants to subscribe for or purchase shares of Parent Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of Parent Common Stock), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of a share of Parent Common Stock;

          (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of the Parent of any class other than Parent Common Stock, any rights, options or warrants other than those referred to in subsection 2.5(d)(ii) above, any evidences of indebtedness of the Parent or any assets of the Parent), the relationship between the fair market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of Parent Common Stock and the current market value (as determined by the Board of Directors of the Corporation in the manner above contemplated) of a shares of Parent Common Stock;

          (iv) in the case of any subdivision, redivision or change of the then outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock or the reduction, combination or consolidation or change of the then outstanding shares of Parent Common Stock into a lesser number of shares of Parent Common Stock, the effect thereof upon the then outstanding shares of Parent Common Stock; and

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                                      -6-

          (v) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of Parent Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

2.6 TENDER OFFERS, ETC. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Parent Common Stock (and "Offer") is proposed by the Parent or is proposed to the Parent or its shareholders and is recommended by the Board of Directors of the Parent, or is otherwise effected or to be, effected with the consent or approval of the Board of Directors of the Parent, the Parent will use commercially reasonable efforts in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an economically equivalent basis as the holders of shares of Parent Common Stock, without discrimination. Without limiting the generality of the foregoing, the Parent will use commercially reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against the Corporation (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).


                                    ARTICLE 3
                                     GENERAL

3.1 TERM. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquires Exchangeable Shares) are held by any party other than the Parent.

3.2 CHANGES IN CAPITAL OF PARENT AND THE CORPORATION. Notwithstanding the provisions of Section 3.4 hereof, at all times after the occurrence of any event effected pursuant to Section 2.5 or 2.6 hereof, as a result of which either the Parent Common Stock or the Exchangeable Shares or both in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which the Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

3.3 SEVERABILITY. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

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                                      -7-

3.4 AMENDMENTS, MODIFICATIONS, ETC. This agreement may not be amended or modified except by an agreement in writing executed by the Corporation and the Parent and approved by the holders of the Exchangeable Shares in accordance with
Section 6.2 of the Exchangeable Shares Provisions.

3.5 PERMITTED AMENDMENTS. Notwithstanding the provisions of Section 3.4, the parties to this agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

     (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

     (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors of each of the Corporation and the Parent, it may be expedient to make, provided that each such board of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     (c) making such changes or corrections with, on the advise of counsel to the Corporation and the Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake of manifest error.

3.6 MEETING TO CONSIDER AMENDMENTS. The Corporation, at the request of the Parent, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 3.4 hereof. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Shares Provisions and all applicable laws.

3.7 AMENDMENTS ONLY IN WRITING. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

3.8 INUREMENT. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.9 NOTICES TO PARTIES. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

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                                      -8-

     (a)  if to the Parent at:          Total Control Products, Inc.
                                        2001 North Janice Avenue
                                        Melrose Park, Illinois
                                        60160

                                        Attention:     Nicholas Gihl, President
                                        Telecopy:      (708) 345-5670

     (b)  if to the Corporation at:     Taylor Industrial Software Inc.
                                        1002, 10045-111 Street
                                        Edmonton, Alberta
                                        T5K 2M5

                                        Attention:     President
                                        Telecopy:      (403) 420-2049

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

3.10 COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

3.11 APPLICABLE LAW. This agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

          IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.


                                       TOTAL CONTROL PRODUCTS, INC.

                                       By: /s/ Nicholas Gihl
                                          ------------------------------------

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                                       TAYLOR INDUSTRIAL SOFTWARE INC.

                                       By: /s/ Nicholas Gihl
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